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                                                                   EXHIBIT 10.10

                        FIRST LOAN MODIFICATION AGREEMENT

      This First Loan Modification Agreement is entered into as of November 13, 2004, by and between ODIMO INCORPORATED., a corporation organized and in good standing in the State of Delaware ("Company"), ASHFORD.COM, INC., a corporation organized and in good standing in the State Delaware and D.I.A. MARKETING, INC., a corporation organized and in good standing in the State of Florida (together with the Company individually and collectively "Borrower"), each of whose address is 14001 NW 4th St., Sunrise, Florida 33325, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 3353 Peachtree Road, NE, M-10, Atlanta, Georgia 30326.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated July 31, 2004, (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Line in the original principal amount of Twelve Million Dollars ($12,000,000) (the "Revolving Facility"). Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness." All capitalized terms used in this Agreement but no otherwise defined herein shall have the respective meaning given to such terms in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated July 31, 2004. Additionally, repayment of the Indebtedness is guaranteed by SOFTBANK CAPITAL ADVISORS FUND LP, SOFTBANK CAPITAL LP, and SOFTBANK CAPITAL PARTNERS LP (collectively, the "Guarantor") pursuant to Unconditional Guaranty Agreements dated July 31, 2004 (collectively, the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS. Borrower has requested and Lender has agreed to amend the Loan Agreement as provided in this Agreement.

      (i) Section 2.1.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

            (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base plus the Non Formula Amount, minus (ii) all amounts for services utilized under the Business Credit Card Services Sublimit and minus (iii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All advances shall be evidenced by the Revolving Promissory Note and shall be repaid in accordance with the terms of this Agreement.

      (ii) The following definition in Section 13.1 of the Loan Agreement is amended and restated as follows:

            "COMMITTED REVOLVING LINE" means (a) from September 1st through December 31st of each year, Advances of up to Twelve Million Dollars ($12,000,000) and (b) from January 1st to August 31st of each year, Advances of up to Seven Million Dollars ($7,000,000); provided, however, that from and after the occurrence of Liquidity Event the "Committed Revolving Line" means (x) from September 1st through December 31st of each year, Advances up to Eight Million Dollars ($8,000,000) and (y) from January 1st through August 31st of each year, Advances of up to

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      Five Million Dollars ($5,000,000). Notwithstanding the above, from
      November 13, 2004 through December 31, 2004, the "Committed Revolving Line" means Fifteen Million Dollars ($15,000,000).

      (iii) The following definition is added to Section 13.1 of the Loan
      Agreement:

            "NON FORMULA AMOUNT" means (a) from November 13, 2004 through December 31, 2004, Three Million Dollars ($3,000,000) and (b) from and after January 1, 2004, Zero Dollars ($0.00).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of Five Thousand Dollars ($5,000.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the following:

      1. Borrower's payment of the Loan Fee;

      2. Lender receives an Amended and Restated Revolving Promissory Note issued and delivered by Borrower in the form of Exhibit A attached hereto and incorporated herein by this reference payable to the order of Lender in the maximum principal amount of Fifteen Million Dollars ($15,000,000) (which Amended and Restated Revolving Promissory Note is sometimes referred to herein as the "Replacement Promissory Note"); and

      3. Borrower's delivery to Lender of such other documents deemed necessary by Lender.

9. REPLACEMENT PROMISSORY NOTE.

      (a) Borrower shall execute and deliver to Lender on the date hereof the Replacement Promissory Note in substitution for and not satisfaction of, the issued and outstanding Revolving Promissory Note and the Replacement Promissory Note shall be the "Revolving Promissory Note" for all purposes of the Loan Documents. The Replacement Promissory Note shall not operate as a novation of the Obligations of Borrower, or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the Borrower in accordance with the provisions of the Loan Documents. All references in the Loan Documents to the "Revolving Promissory Note" shall be deemed to refer to the Replacement Promissory Note.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

ODIMO INCORPORATED

By: /s/ Alan Lipton
    --------------------------------------
    Name: Alan Lipton
    Title: CEO

ASHFORD.COM, INC.

By: /s/ Alan Lipton
    --------------------------------------
    Name: Alan Lipton
    Title: President

D.I.A. MARKETING, INC.

By: /s/ Alan Lipton
    --------------------------------------
    Name: Alan Lipton
    Title: President

LENDER:

SILICON VALLEY BANK

By: /s/ Dale Kirkland
    ---------------------------------------
    Name: Dale Kirkland
    Title:

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